                                  EXHIBIT 99.4

                       [ARTHUR ANDERSEN LLP LETTERHEAD]



                     CORPORATE, GOVERNMENT AND EDUCATION
                          DIVISION OF EGGHEAD, INC.

                    STATEMENTS OF ASSETS AND LIABILITIES,
                    AS OF MARCH 30, 1996 AND APRIL 1, 1995
                         AND STATEMENTS OF OPERATIONS
                       FOR EACH OF THE TWO YEARS ENDED
                                MARCH 30, 1996


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                       [ARTHUR ANDERSEN LLP LETTERHEAD]









                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Egghead, Inc.:

We have audited the accompanying statement of assets and liabilities of the Corporate, Government and Education Division (CGE Division) of Egghead, Inc. as of March 30, 1996 and April 1, 1995, and the related statements of operations for each of the two years ended March 30, 1996. These statements are the responsibility of Egghead's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the combined assets and liabilities of the CGE Division as of March 30, 1996 and April 1, 1995 and the results of its operations for each of the years then ended in conformity with generally accepted accounting principles.




/s/ ARTHUR ANDERSEN LLP


Seattle, Washington,
     May 29, 1996

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         CORPORATE, GOVERNMENT AND EDUCATION DIVISION OF EGGHEAD, INC.


                      STATEMENTS OF ASSETS AND LIABILITIES

                        MARCH 30, 1996 AND APRIL 1, 1995


                                     ASSETS
                                     ------



                                                        March 30,     April 1,
                                                          1996         1995
                                                       ----------   ----------
CURRENT ASSETS:
  Accounts receivable, net of allowance for doubtful
    accounts of $1,376 and $2,185                      $   61,735   $   64,019
  Merchandise inventory                                     9,307        4,375
  Current deferred income taxes                               753        1,664
                                                       ----------   ----------
      Total current assets                                 71,795       70,058
                                                       ----------   ----------
PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $1,623 and $601                           1,687        1,440

OTHER ASSETS                                                   40          520
                                                       ----------   ----------
  Total assets                                         $   73,522   $   72,018
                                                       ==========   ==========

                                  LIABILITIES
                                  -----------


LIABILITIES:
  Accounts payable                                     $   29,495   $   27,451
  Accrued liabilities                                       4,012        3,986
                                                       ----------   ----------
      Total liabilities                                $   33,507   $   31,437
                                                       ==========   ==========
      Excess of assets over liabilities                $   40,015   $   40,581
                                                       ==========   ==========



        The accompanying notes are an integral part of these statements.

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         CORPORATE, GOVERNMENT AND EDUCATION DIVISION OF EGGHEAD, INC.


                            STATEMENTS OF OPERATIONS

                        MARCH 30, 1996 AND APRIL 1, 1995




                                                            1996          1995
                                                         ----------    ----------
NET SALES                                                $  363,338    $  428,529

COST OF SALES, including certain buying, occupancy
  and distribution costs                                    326,667       380,003
                                                         ----------    ----------
GROSS MARGIN                                                 36,671        48,526

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                38,848        42,001

DEPRECIATION AND AMORTIZATION EXPENSE, net of
  amounts included in cost of sales                           3,369         2,686
                                                         ----------    ----------
OPERATING (LOSS) INCOME                                      (5,546)        3,839

OTHER INCOME (EXPENSE), net                                    (410)           11
                                                         ----------    ----------
(LOSS) INCOME BEFORE (BENEFIT) CHARGE IN LIEU OF TAXES       (5,956)        3,850

(BENEFIT) CHARGE IN LIEU OF TAXES                            (2,305)        1,502
                                                         ----------    ----------
NET (LOSS) INCOME                                        $   (3,651)   $    2,348
                                                         ==========    ==========



        The accompanying notes are an integral part of these statements.

         CORPORATE, GOVERNMENT AND EDUCATION DIVISION OF EGGHEAD, INC.


                              NOTES TO STATEMENTS

                                 MARCH 30, 1996



1.  BASIS OF PRESENTATION

The Corporate, Government and Education (CGE) Division of Egghead, Inc. sells personal computer hardware, software and related products to customers primarily in North America. The assets, liabilities, and results of operations of the CGE Division have historically been included in the consolidated financial statements of Egghead, Inc. (Egghead).

The CGE Division has shared the same distribution facilities as Egghead's other operations. In addition, certain overhead functions, such as Buying and Merchandising, Finance, Information Systems and Human Resources, have also been shared with Egghead's other businesses.

The statements have been prepared from the accounting records of Egghead, Inc. Certain estimates and assumptions have been used to identify those assets, liabilities and results of operations of the CGE Division. These estimates and assumptions are summarized below.

Fiscal Years

The CGE Division uses a 52/53 week fiscal year, ending on the Saturday nearest March 31 of each year. Fiscal years 1996 and 1995 each had 52 weeks.

All references herein to fiscal 1996 and 1995 relate to the fiscal years ended March 30, 1996 and April 1, 1995, respectively.

Cash and Financing Arrangements

No cash has been included in the accompanying CGE Division statements. All cash and cash management needs of the CGE Division, including periodic borrowings against Egghead's line of credit, have been handled by Egghead. Egghead has not historically maintained separate cash records for the CGE Division, nor allocated periodic borrowings or related interest charges or interest credits to it. Consequently, no interest charges or credits are included in the accompanying statements.

Accounts Receivable

Accounts receivable include the trade receivables from the CGE Division's customers that result in the normal course of selling software, hardware and software under license and maintenance agreements, less an allowance for doubtful accounts. Certain receivables such as vendor rebates calculated on total Egghead purchases have been excluded from these statements.

Merchandise Inventory

Inventory includes those stock keeping units (SKUs) identified by management as sold solely through the CGE Division and not through Egghead's retail or mail order businesses.

Property and Equipment

Property and equipment include those assets specifically identifiable with the CGE Division including furniture, fixtures, equipment and certain capitalized information system costs.

Other Assets

Other assets include the book value of the investment in the Egghead Uchida joint venture, accounted for using the equity method.

Accounts Payable

Accounts payable includes vendor payables and net deferred revenues attributable to volume license and maintenance agreement sales. Trade accounts payable related to the Division's inventory purchases are commingled with Egghead's other businesses and have not been included in these statements.

Accrued Liabilities

Accrued liabilities primarily include payroll and related costs for those employees directly involved in the Division. Payroll and related benefits for employees of shared functions have not been included.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include costs specifically identifiable to the CGE Division's business and an allocation of headquarters and distribution costs. Management believes that the allocated overhead and distribution costs fairly reflect the costs that would have been incurred had the CGE Division operated as a separate entity in all material respects.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Accounts Receivable and Revenue Recognition

Sales made on credit generally have terms of net 30 days. The sales and corresponding trade receivables for inventoried product are recorded upon merchandise shipment. Revenue from the sale of software under maintenance agreements is recognized ratably over the contractual period. Advanced billings are recorded as deferred revenue. The CGE Division records provisions for doubtful accounts and sales returns and allowances based upon historical experience.

Merchandise Inventory

Merchandise inventory is accounted for using the moving weighted average cost method and are stated at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation of equipment, furniture and fixtures is provided using the straight-line method over their estimated useful lives, ranging from two to seven years. Property and equipment at March 30, 1996 and April 1, 1995, consisted primarily of office furniture, office equipment and capitalized costs related to the customer order entry system used by the CGE Division.

3.  INCOME TAXES:

The CGE Division is not a taxable entity and has historically been included in the consolidated tax return of Egghead. Accordingly, the statement of revenues and expenses reflects a "charge in lieu of taxes" equivalent to the effective rate for Egghead during the periods presented. Management believes that the effective tax rates of 38.7% and 39%, used in fiscal 1996 and 1995, fairly reflect the rate that would have resulted had the CGE Division operated as a separate taxable entity.

The statements of assets and liabilities includes deferred taxes which result from temporary differences in recognition for tax and financial reporting purposes of those assets and liabilities included in the accompanying statements.

4.  401(k) PLAN:

Employees of the division participate in a 401(k) retirement plan sponsored by Egghead. After six months of full-time employment (more than 1,000 hours), an employee is eligible to participate in the plan. Employee contributions are matched by Egghead at 50% of each employee's contribution up to 4% of their compensation. Egghead's contributions are fully vested upon the completion of two years of service.

5.  CONCENTRATION OF CREDIT RISK:

During fiscal years 1996 and 1995, the CGE Division granted credit to substantially all of its corporate, government and education customers on an unsecured basis. Approximately 15% and 22% of the CGE Division's trade accounts receivable were from customers in various segments of the United States government at March 30, 1996, and April 1, 1995, respectively. The financial positions of these and other customers were considered in determining the allowance for doubtful accounts.


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                                     - 4 -


6.  SUBSEQUENT EVENT

Effective May 13, 1996, Egghead sold its CGE Division to Software Spectrum, Inc., a Texas corporation, for $45 million in cash pursuant to the terms of an asset purchase agreement entered into on March 23, 1996. Software Spectrum has the option to purchase additional inventory and accounts receivable at amounts to be negotiated at designated dates in the future. The sale of the CGE Division will be recorded in Egghead's financial statements in the first quarter of fiscal 1997.